Exhibit 99.1

Zoned Properties Announces Exceptional Full Year 2024 Financial Results and
Intent to Explore Strategic Opportunities for AI-Powered PropTech Platform

● Revenue for the Twelve Months Ended December 31, 2024 Increased 31%

● Net Income for the Twelve Months Ended December 31, 2024 Increased 206%

● Cash Provided by Operations for the Twelve Months Ended December 31, 2024 Increased 600%

● Previously Announced Share Repurchase Program for up to $1 Million Continues

SCOTTSDALE, Ariz., March 25, 2025 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, is thrilled to report its outstanding financial performance for the three months and full year ended December 31, 2024. The Company also announces its intent to explore strategic options for its innovative AI-powered PropTech platform, including REZONE, aiming to unlock additional value for shareholders.

Selected Financial Highlights for the Full Year Ended December 31, 2024:

●	Total revenues were $3,793,289 for the year ended December 31, 2024, compared to total revenues of $2,886,991 for the year ended December 31, 2023, an increase of 31%.

●	The Company reported net income of $573,958, or $0.06 per fully diluted share, for the year ended December 31, 2024, as compared to a net loss of ($540,258), or ($0.04) per fully diluted share, for the year ended December 31, 2023, an increase of 206%.

●	Income from operations was $1,103,170 for the year ended December 31, 2024, compared to $169,187 for the year ended December 31, 2023, an increase of 552%.

●	Cash provided by operating activities was $578,218 for the year ended December 31, 2024, compared to $82,547 for the year ended December 31, 2023, an increase of 600%.

●	Operating expenses were $2,690,119 for the year ended December 31, 2024, compared to $2,717,804 for the year ended December 31, 2023, a decrease of 1%.

●	The Company had cash on hand of $1,019,980 as of December 31, 2024, compared to cash on hand of $3,099,795 as of December 31, 2023. The decrease in cash position primarily reflects the Company’s use of funds for property acquisitions.

Selected Financial Highlights for the Three Months Ended December 31, 2024:

●	Total revenues were $1,234,281 for the quarter ended December 31, 2024, compared to $705,900 for the quarter ended December 31, 2023, an increase of 75%.

●	The Company reported net income of $450,896 for the quarter ended December 31, 2024, compared to a net loss of $387,292 for the quarter ended December 31, 2023, an increase of 216%.

●	Income from operations was $425,935 for the quarter ended December 31, 2024, compared to $78,656 for the quarter ended December 31, 2023, an increase of 442%.

●	Cash provided by operating activities was $122,855 for the quarter ended December 31, 2024, compared to $54,222 for the quarter ended December 31, 2023, an increase of 127%.

Exploration of Strategic Options for PropTech Platform:

Building on the internal success of its proprietary REZONE platform, Zoned Properties is announcing plans to actively explore strategic opportunities to expand the Company’s PropTech applications within and beyond the regulated cannabis sector. The Company will evaluate partnership opportunities with third-party technology platforms that may be complementary and will explore options to commercially deploy the PropTech platform within the cannabis real estate industry, as well as other industries with the goal of unlocking its full potential to streamline zoning and land use processes. The Company’s REZONE platform utilizes artificial intelligence and machine learning algorithms to intelligently collect, rationalize, and categorize vast streams of real estate data, providing users with comprehensive zoning and land use insights.

Given its proven capabilities in assisting the Company with its internal operations and the competitive advantage provided by the technology to date, the Company believes that its PropTech platform, including REZONE, has the potential for broader applications across various industries, which could significantly enhance shareholder value.

Management Commentary:

“Our robust financial performance in 2024 in the midst of a challenged operating environment is a testament to the dedication and expertise of our team,” said Bryan McLaren, Chief Executive Officer of Zoned Properties. “We recognize the disconnect between our current market valuation and the tangible book value of our real estate assets and business operations. To address this, we are utilizing our share repurchase program and will continue to do so to enhance shareholder value. Moreover, as we look ahead, we are excited about the scalability of our direct-to-consumer real estate portfolio, and the potential PropTech opportunities we have been exploring. By evaluating strategic positioning and partnership for REZONE, we are exploring how we can leverage its advanced AI capabilities to serve a broader user-base, with the goal of unlocking further value for our shareholders.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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